UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 11, 2019

Legacy Reserves Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38668	82-4919553
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W. Wall Street, Suite 1800 Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (432) 689-5200

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Explanatory Note

As previously disclosed, on June 18, 2019, Legacy Reserves Inc. (“Legacy”) and certain of its subsidiaries (collectively with Legacy, the “Debtors”) commenced voluntary cases (the “Chapter 11 Cases”) under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). On June 19, 2019, the Bankruptcy Court granted a motion seeking joint administration of the Chapter 11 Cases under the caption In re Legacy Reserves Inc., et al. On August 2, 2019, the Debtors filed the Joint Chapter 11 Plan of Reorganization for Legacy Reserves Inc. and its Debtor Affiliates (as amended, modified or supplemented from time to time, the “Plan”) with the Bankruptcy Court.

On November 15, 2019, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan. The Plan is attached to the Confirmation Order as Exhibit A. The Confirmation Order and the Plan were previously filed as Exhibit 2.1 to Legacy’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 19, 2019 and are hereby incorporated by reference as Exhibit 2.1 to the Current Report on Form 8-K.

On December 11, 2019 (the “Effective Date”), the Plan became effective in accordance with its terms and the Debtors emerged from the Chapter 11 Cases.

Item 1.01	Entry into a Material Definitive Agreement

Credit Agreement

On the Effective Date, Legacy entered into a credit agreement (the “Credit Agreement”) among Legacy, as borrower, the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as the administrative agent, the collateral agent and the issuing bank. Pursuant to the Credit Agreement, the lenders party thereto agreed to provide a new reserves-based revolving credit facility (the “Revolving Credit Facility”) with initial aggregate commitments in the amount of $1.5 billion, subject to a borrowing base.  The initial borrowing base under the Credit Agreement is $460 million.

The stated maturity date under the Credit Agreement is December 11, 2023. The loans under the Revolving Credit Facility shall bear interest based on borrowing base utilization percentage at a rate per annum equal to the alternate base rate plus a margin ranging from 1.25% to 2.25% for alternate base rate loans or the adjusted LIBO rate plus a margin ranging from 2.25% to 3.25% for LIBOR loans.  Unused commitments under the Credit Agreement will accrue a commitment fee at a rate per annum of 0.50%.  All interest and commitment fees are payable quarterly in arrears.

Legacy may elect, at its option, to prepay any loan under the Revolving Credit Facility without premium or penalty (except with respect to any break funding payments which may be payable pursuant to the Credit Agreement).  Legacy may be required to make mandatory prepayments of the loans under the Revolving Credit Facility in connection with certain borrowing base deficiencies. Additionally, if Legacy has outstanding borrowings, undrawn letters of credit and reimbursement obligations in respect of letters of credit issued under the Revolving Credit Facility in excess of the aggregate revolving commitments, Legacy may be required to make mandatory prepayments.

Legacy’s obligations under the Revolving Credit Facility are guaranteed by all of Legacy’s material domestic subsidiaries (the “Guarantors”) and secured by substantially all of the assets of Legacy and the Guarantors, including at least 95% of the net present value of Legacy’s and the Guarantors’ proved oil and gas properties, in each case subject to certain exceptions.

The Credit Agreement contains customary representations and warranties and also customary affirmative and negative covenants, in each case for credit facilities of this nature, including restrictions on the incurrence of indebtedness, liens, fundamental changes, asset sales, investments, dividends, redemptions, repayments of other debt and hedge agreements. Additionally, Legacy is required as of the last day of any fiscal quarter, commencing with the fiscal quarter ending March 31, 2020, to maintain (a) a maximum total net leverage ratio of 3.50 to 1.00 and (b) a minimum current ratio of 1.00 to 1.00.

Additionally, the Credit Agreement contains customary events of default and remedies for credit facilities of this nature, including non-payment, breaches of representations and warranties, non-compliance with covenants or other agreements, bankruptcy, ERISA, failure of the loan documents to be in full force and effect, judgments and change of control.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Stockholders Agreement

On the Effective Date, Legacy entered into a stockholders agreement (the “Stockholders Agreement”) with certain affiliates of GSO Capital Partners LP listed on Schedule 1 thereto (the “GSO Stockholders”) and each of the persons who are listed on Schedule 2 thereto (the “Noteholder Backstop Stockholders” and together with the GSO Stockholders and each stockholder who becomes a party to the Stockholders Agreement, the “Stockholders”) to provide for certain general rights, obligations and restrictions pertaining to the administration and management of Legacy and other matters.

Board Composition. Under the Stockholders Agreement, the board of directors of Legacy (the “Board”) will initially be comprised of seven directors.

The GSO Stockholders are entitled to designate individuals to serve as directors (the “GSO Directors”), subject to the following: (a) for so long as the GSO Stockholders own 50% or more of the common stock, par value $0.01 per share of Legacy, as reorganized pursuant to and under the Plan (the “New Common Stock”) that they owned, in the aggregate, on the Effective Date, then there will be five GSO Directors, (b) if the GSO Stockholders own less than 50% but equal to or greater than 10% of the New Common Stock that they owned, in the aggregate, on the Effective Date, then the number of GSO Directors that is a proportional number to their ownership and (c) if the GSO Stockholders own less than 10% of the New Common Stock that they owned, in the aggregate, on the Effective Date, then the GSO Stockholders will not have the right to designate a GSO Director.

In the event that the Noteholder Backstop Stockholders acquire and continue to hold, in the aggregate, greater than 7% of the issued and outstanding New Common Stock as of the Effective Date, one of the GSO Directors (the “Noteholder Director”) shall instead be designated by the Noteholder Backstop Stockholders holding a majority of the issued and outstanding New Common Stock held by the Noteholder Backstop Stockholders.

In addition to the GSO Directors and, if applicable, the Noteholder Director, the chief of executive officer of the Legacy and an officer of Legacy selected by the Board will serve as members of the Board.

The Stockholders have agreed to cause the individuals designated pursuant to the Stockholders Agreement to be elected to the Board.

GSO Stockholders Consent Rights. For so long as the GSO Stockholders hold 30% or more of the New Common Stock that they owned, in the aggregate, on the Effective Date, Legacy and its subsidiaries may not take certain actions, without the prior written consent of the GSO Stockholders holding a majority of the issued and outstanding New Common Stock held by the GSO Stockholders. Such actions include, among others: (a) create, authorize, issue, purchase, redeem, repurchase or amend the rights, preferences or privileges of any equity securities of Legacy or its subsidiaries; (b) amend, restate, modify or replace the organizational documents of Legacy or any of its subsidiaries; (c) liquidate, dissolve or restructure Legacy or any of its subsidiaries or initiate any action relating to bankruptcy, reorganization or recapitalization; (d) initiate a public offering (including an initial public offering) of equity securities of any of Legacy’s subsidiaries; (e) merge or consolidate with any other person or sell all or substantially all of Legacy’s or any of its subsidiaries’ assets, or enter into any transaction that would result in a change of control of Legacy or any of its subsidiaries; and (f) incur or guarantee any indebtedness, in each case in an amount greater than $5 million, in any single transaction, or which would result in outstanding indebtedness obligations in excess of $10 million in the aggregate, or amend the material terms of or otherwise refinance such indebtedness.

Transfers of New Common Stock. Shares of New Common Stock held by the Stockholders, and the rights of Stockholders under the Stockholders Agreement, are subject to restrictions on transfer, drag-along rights and tag-along rights as set forth in the Stockholders Agreement.

In the event that any Stockholder, other than a GSO Stockholder, determines to transfer all or a portion of its New Common Stock to any person, then, for so long as the GSO Stockholders own 50% or more of the New Common Stock that they owned, in the aggregate, on the Effective Date, the transferring Stockholder must first deliver a written notice to the GSO Stockholders and the GSO Stockholders will have the first right to offer to purchase such Stockholder’s shares in accordance with the procedures set forth in the Stockholders Agreement.

In addition, the Stockholders Agreement provides that, in the event that one or more Stockholders collectively holding at least a majority of the issued and outstanding shares of New Common Stock elect to effect a company sale to a third party purchaser or otherwise acquire in a transaction, or a series of transaction, at least a majority of the issued and outstanding shares of New Common Stock, then such Stockholders have the right, by written notice to each Stockholder, to compel each Stockholder to sell a proportionate amount of its New Common Stock for the same price per share and on the same terms.

Furthermore, the Stockholders Agreement provides that, in the event that any Stockholders, individually or together with other Stockholders, propose to transfer, in a single transaction or a series of related transactions, 10% or more of the then issued and outstanding New Common Stock, each other Stockholder shall have the right, but not the obligation, to participate in such sale at the same price per share and on the same terms.

Preemptive Rights. Under the Stockholders Agreement, Stockholders owning more than 5% of the issued and outstanding New Common Stock are granted preemptive rights to purchase their pro rata share of any issuance or distributions of new securities by Legacy.

In addition to the foregoing, the Stockholders Agreement contains registration rights for Stockholders following an initial public offering and certain informational and access rights. The Stockholders Agreement will terminate upon the earlier to occur of (a) an initial public offering of Legacy, (b) the listing of Legacy’s equity securities on an established over-the-counter marketplace or on a national securities exchange and (c) a company sale which results in the GSO Stockholders owning less than 10% of the issued and outstanding equity interests of Legacy or the equity securities of the surviving entity.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholders Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Management Stockholders Agreement

On the Effective Date, Legacy entered into a management stockholders agreement (the “Management Stockholders Agreement”) with the GSO Stockholders. As awards are granted under the MIP (as defined herein) or employees otherwise purchase shares of New Common Stock, the recipients of such awards will become party to the Management Stockholders Agreement (the “Management Stockholder”).

Transfers of New Common Stock. Shares of New Common Stock held by the Management Stockholders, and the rights of Management Stockholders under the Management Stockholders Agreement, are subject to restrictions on transfer, drag-along rights and tag-along rights as set forth in the Management Stockholders Agreement.

Pursuant to the Management Stockholders Agreement, each Management Stockholder agrees that he or she will not transfer any equity securities of Legacy, without the prior written consent of Legacy which consent must be authorized by a majority of the members of the Board.

In the event that any Management Stockholder determines to transfer all or a portion of its New Common Stock to any person, then, for so long as the GSO Stockholders own 50% or more of the New Common Stock that they owned, in the aggregate, on the Effective Date, the transferring Management Stockholder must first deliver a written notice to the GSO Stockholders and the GSO Stockholders will have the first right to offer to purchase such Management Stockholder’s shares in accordance with the procedures set forth in the Management Stockholders Agreement.

In addition, the Management Stockholders Agreement provides that, in the event that one or more Stockholders collectively holding at least a majority of the issued and outstanding shares of New Common Stock elect to effect a company sale (as defined in the Management Stockholders Agreement and generally requiring the sale of more than 50% of the outstanding New Common Stock) to a third party purchaser, then such Stockholders have the right, by written notice to each Management Stockholder, to compel each Management Stockholder to sell a proportionate amount of its New Common Stock for the same price per share and on the same terms.

Furthermore, the Management Stockholders Agreement provides that, in the event that any Stockholders, individually or together with other Stockholders, propose to transfer, in a single transaction or a series of related transactions, 50% or more of the then issued and outstanding New Common Stock, each Management Stockholder shall have the right, but not the obligation, to participate in such sale at the same price per share and on the same terms.

Repurchase Rights. During the period beginning on the date of any Management Stockholder’s termination of employment and ending on the date that is the 12 month anniversary of the later of (a) the date of such termination and (b) the date of the exercise of any vested options, or the settlement of any vested restricted stock units, held by the Management Stockholder as of the date of such termination, Legacy will have the option to repurchase, at fair market value on the date of repurchase (unless the termination is for Cause (as defined in the Management Stockholders Agreement) or the Management Stockholder has materially breached any restrictive covenants, in which case the repurchase price will be the lesser of fair market value and cost), the equity securities held by the Management Stockholder.

The Management Stockholders Agreement will terminate upon the earlier to occur of (a) an initial public offering of Legacy and (b) the listing of Legacy’s equity securities on an established over-the-counter marketplace or on a national securities exchange.

The foregoing description of the Management Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the Management Stockholders Agreement filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

On the Effective Date, by operation of the Plan, all agreements, instruments and other documents evidencing, relating to or connected with any equity interests of Legacy, including the outstanding shares of Legacy’s common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Date, and any rights of any holders in respect thereof, were deemed cancelled, discharged and of no force or effect.

On the Effective Date, in accordance with the Plan, the obligations of the Debtors with respect to following indebtedness were cancelled and discharged:

•
Third Amended and Restated Credit Agreement dated as of April 1, 2014 among Legacy Reserves LP, as borrower, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, as amended, supplemented or modified from time to time;

•
Term Loan Credit Agreement dated as of October, 25, 2016 among Legacy Reserves LP, as borrower, the guarantors party thereto, Cortland Capital Market Services LLC, as administrative agent, and the lenders party thereto (as amended, the “Term Loan Credit Agreement”);

•
Senior Secured Superpriority Debtor-In-Possession Credit Agreement dated as of June 21, 2019, among Legacy Reserves LP, as a debtor and debtor-in-possession, the other loan parties party thereto, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent;

•
8% Senior Notes due 2020 (the “2020 Senior Notes”) issued pursuant to the indenture dated as of December 4, 2012, by and among Legacy Reserves LP, Legacy Reserves Finance Corporation, the guarantors party thereto and Wilmington Trust, National Association (as successor to Wells Fargo Bank, National Association), as indenture trustee;

•
6.625% Senior Notes due 2021 (the “2021 Senior Notes”) issued pursuant to the indenture dated as of May 28, 2013, by and among Legacy Reserves LP, Legacy Reserves Finance Corporation, the guarantors party thereto and Wilmington Trust, National Association (as successor to Wells Fargo Bank, National Association), as indenture trustee; and

•
8% Convertible Senior Notes due 2023 (together with the 2020 Senior Notes and the 2021 Senior Notes, the “Senior Notes”) issued pursuant to the indenture dated as of September 20, 2018, by and among Legacy Reserves LP, Legacy Reserves Finance Corporation, the guarantors party thereto and Wilmington Trust, National Association, as indenture trustee and conversion agent.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The descriptions of the Credit Agreement set forth in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

On the Effective Date, pursuant to the Plan and in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 1145 of the Bankruptcy Code, Legacy issued:

•	31,884,494 shares of New Common Stock in satisfaction of claims arising under the Term Loan Credit Agreement; and

•	1,510,847 shares of New Common Stock in satisfaction of claims arising under the Senior Notes.

On the Effective Date, pursuant to the Plan and in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereunder, Legacy issued:

•
18,980,000 shares of New Common Stock pursuant to the Sponsor Backstop Commitment Agreement, dated as of June 13, 2019 (the “Sponsor Backstop Agreement”), for an aggregate purchase price of $189.8 million;

•	1,020,000 shares of New Common Stock in respect of the fee payable under the Sponsor Backstop Agreement;

•
6,650,000 shares of New Common Stock pursuant to the Noteholder Backstop Commitment Agreement, dated as of June 13, 2019 (the “Noteholder Backstop Agreement”) and the rights offering, for an aggregate purchase price of $66.5 million;

•	287,130 shares of New Common Stock in respect of the fee payable under the Noteholder Backstop Agreement; and

•	906,068 shares of New Common Stock in respect of the rights offering participation premium.

All shares of New Common Stock issued on the Effective Date will be subject to dilution from the shares issuance pursuant to the MIP as and when issued.

Item 3.03	Material Modifications to Rights of Security Holders

The information set forth under Items 1.02 and 5.03 of this Current Report on Form 8-K are incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant

The information set forth under Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors

In accordance with the Plan, on the Effective Date, Paul T. Horne, Kyle D. Vann, William R. Granberry, G. Larry Lawrence and Douglas W. York resigned from the Board. None of the resignations resulted from any disagreement with Legacy regarding any matter related to Legacy’s operations, policies, or practices.

Appointment of Directors

In accordance with the Plan and the Stockholders Agreement, as of the Effective Date, Legacy’s Board consists of seven members: James Daniel Westcott, Kyle M. Hammond, Robert Horn, Robert W. Baker, Valerie Kritsberg, David Coppe and Richard F. Betz. On the Effective Date, Ms. Kritsberg resigned from the Board and the Board appointed Gary Gould to the Board. Ms. Kritsberg’s resignation did not result from any disagreement with Legacy regarding any matter related to Legacy’s operations, policies or practices.

Employment Agreements

On the Effective Date, the Company and Legacy Reserves Services LLC (the “Employer”) entered into amended and restated employment agreements (the “Employment Agreements”) with each of the current executive officers of Legacy, James Daniel Westcott, Kyle M. Hammond, Robert Norris, Albert E. Ferrara, III, Cory Elliott and Micah Foster (the “Employees”).

The Employment Agreements amend the prior employment agreements to provide that for 2019, each Employee will participate in Legacy’s previously announced Legacy Reserves 2019 Key Employee Incentive Plan (the “2019 KEIP”) in lieu of receiving any annual bonus under the Employment Agreements. The remaining terms of the Employment Agreements remain the same as under each of their respective prior employment agreements.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the Employment Agreements filed as Exhibits 10.4, 10.5, 10.6, 10.7, 10.8 and 10.9 to this Current Report on Form 8-K and incorporated herein by reference.

2019 Management Incentive Plan

Effective as of the Effective Date, the Board adopted a new management incentive plan, the 2019 Management Incentive Plan (the “MIP”), as approved by the Bankruptcy Court.

A committee of the Board or the Board will administer the MIP. The Board has broad authority under the MIP to, among other things: (a) select participants; (b) determine the terms and conditions, not inconsistent with the MIP, of any award granted under the MIP; (c) determine the number of shares to be covered by each award granted under the MIP; and (d) determine the fair market value of awards granted under the MIP, subject to certain exceptions.

Persons eligible to receive awards under the MIP include employees, non-employee directors or consultants of Legacy and its subsidiaries. The types of awards that may be granted under the MIP include stock options, restricted stock units, performance awards, other forms of stock-based awards and other cash-based awards.

The MIP provides a share reserve equal to 6,804,282 shares of New Common Stock (the “MIP Reserve”), subject to adjustment to reflect a stock split, stock dividend, recapitalization, merger, consolidation, reorganization, or similar events. The Board has agreed to grant 50% of the MIP Reserve to the Debtors’ management employees (including executive employees) in the form of restricted stock units and stock options with a four-year ratable vesting schedule (subject to partial or full acceleration upon certain terminations of employment) within 60 days of the Effective Date.

If any outstanding stock-based awards granted under the MIP are forfeited for any reason, the shares of New Common Stock allocable to the forfeited shares will revert to the MIP and will be available for grant under the MIP, subject to certain restrictions.

In connection with the adoption of the MIP, the Board approved a form of restricted stock unit award agreement (the “Form RSU Award Agreement”) and a form of stock option award agreement (the “Form Option Award Agreement”) to govern the awards of restricted stock units and stock options under the MIP.

The foregoing description of the MIP, Form RSU Award Agreement and Form Option Award Agreement do not purport to be complete and are qualified in their entirety by reference to the MIP, the Form RSU Award Agreement and Form Option Award Agreement filed as Exhibits 10.10, 10.11 and 10.12 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On the Effective Date, pursuant to the Plan, Legacy filed the Second Amended and Restated Certificate of Incorporation of Legacy (the “Certificate of Incorporation”) and adopted the Third Amended and Restated Bylaws of Legacy (the “Bylaws”).

Authorized Capitalization

The Certificate of Incorporation provides that Legacy is authorized to issue 600,000,000 shares of New Common Stock and 60,000,000 shares of preferred stock, par value $0.01.

Dividends

Subject to the rights granted to any holders of preferred stock, holders of New Common Stock will be entitled to dividends in the amounts and at the times declared by the Board in its discretion out of any assets or funds of Legacy legally available for the payment of dividends.

Voting Rights

Each holder of New Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, except as otherwise provided in the Certificate of Incorporation or the Stockholders Agreement. Except as otherwise provided in the Certificate of Incorporation, the holders of New Common Stock will vote together as a single class on all matters submitted to a vote of the stockholders generally. Holders of New Common Stock are not entitled to cumulative voting rights. Directors are elected by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. All other matters are determined by the vote of the holders of a majority of the voting power of the outstanding shares present in person or represented by proxy and entitled to vote thereon, unless the matter is one upon which, under applicable law, the Certificate of Incorporation, the Bylaws or the Stockholders Agreement, a different vote is required, in which case such provision shall govern and control the vote required to approve such matter.

Liquidation

The holders of New Common Stock will share equally and ratably in Legacy’s assets on liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding.

Other Rights

The New Common Stock is not convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund. The rights, preferences and privileges of holders of New Common Stock will be subject to those of the holders of any shares of preferred stock that Legacy may issue in the future. The holders of New Common Stock have no preemptive rights to subscribe for any securities of Legacy, except as otherwise provided in the Stockholders Agreement.

Limitation on Liability of Directors

The Certificate of Incorporation limits liability of directors to the fullest extent that the General Corporation Law of the State of Delaware (“DGCL”) or any other law of the State of Delaware, as the same exists or may be amended, permits the limitation or elimination of the liability of directors and provides that no person who is or was a director of Legacy will be personally liable to Legacy or any of its stockholders for monetary damages for breach of fiduciary duty as a director.

Amendment of the Bylaws

The Certificate of Incorporation and the Bylaws grant to the Board the power to alter, amend or repeal the Bylaws, subject to certain approval rights held by stockholders of Legacy and subject to certain board approval rights pursuant to the Stockholders Agreement.

Consent of Stockholders in Lieu of Meeting

The Bylaws provides that any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent setting forth the action so taken is delivered to Legacy by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Exclusive Forum

The Certificate of Incorporation provides that, unless Legacy consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery lacks jurisdiction, the federal district court for the District of Delaware unless said court lacks subject matter jurisdiction in which case, the Superior Court of the State of Delaware) will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of Legacy, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Legacy to Legacy or Legacy’s stockholders, (c) any action asserting a claim against Legacy, its directors, officers or employees arising under any provision of the DGCL or the Certificate of Incorporation or the Bylaws, or (d) any action asserting a claim against Legacy, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of the above clauses (a) through (d), any claim as to which the Court of Chancery (or, if the Court of Chancery lacks jurisdiction, the federal district court for the District of Delaware unless said court lacks subject matter jurisdiction in which case, the Superior Court of the State of Delaware) determines there is an indispensable party not subject to the jurisdiction of the court and the indispensable party does not submit to jurisdiction.

Transfer Agent and Registrar

The transfer agent and registrar for the New Common Stock is Broadridge Corporate Issuer Solutions, Inc.

The foregoing descriptions of the Certificate of Incorporation and the Bylaws do not purport to be complete and are qualified in their entirety by reference to the Certificate of Incorporation and the Bylaws filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1
Joint Chapter 11 Plan of Reorganization for Legacy Reserves Inc. and Its Debtor Affiliates (incorporated by reference to Exhibit A of the Order Confirming the Joint Chapter 11 Plan of Reorganization for Legacy Reserves Inc. and Its Debtor Affiliates, filed as Exhibit 2.1 to Legacy Reserve Inc.’s Current Report on Form 8-K (File No. 001-38668) filed on November 19, 2019)

3.1	Second Amended and Restated Certificate of Incorporation of Legacy Reserves Inc.
3.2	Third Amended and Restated Bylaws of Legacy Reserves Inc.
10.1*
Credit Agreement, dated as of December 11, 2019, among Legacy Reserves Inc., the subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the other lenders party thereto from time to time

10.2*	Stockholders Agreement of Legacy Reserves Inc., dated as of December 11, 2019, among Legacy Reserves Inc. and the stockholders party thereto
10.3	Management Stockholders Agreement of Legacy Reserves Inc., dated as of December 11, 2019, among Legacy Reserves Inc. and the stockholders party thereto
10.4	Second Amended and Restated Employment Agreement, dated as of December 11, 2019, between Legacy Reserves Services LLC and James Daniel Westcott
10.5	Second Amended and Restated Employment Agreement, dated as of December 11, 2019, between Legacy Reserves Services LLC and Kyle M. Hammond
10.6	Amended and Restated Employment Agreement, dated as of December 11, 2019, between Legacy Reserves Services LLC and Robert L. Norris
10.7	Amended and Restated Employment Agreement, dated as of December 11, 2019, between Legacy Reserves Services LLC and Albert E. Ferrara, III
10.8	Amended and Restated Employment Agreement, dated as of December 11, 2019, between Legacy Reserves Services LLC and Cory J. Elliott
10.9	Amended and Restated Employment Agreement, dated as of December 11, 2019, between Legacy Reserves Services LLC and Micah C. Foster
10.10	Legacy Reserves Inc. 2019 Management Incentive Plan
10.11	Form of Stock Option Award Agreement pursuant to the Legacy Reserves Inc. 2019 Management Incentive Plan
10.12	Form of Restricted Stock Unit Award Agreement pursuant to the Legacy Reserves Inc. 2019 Management Incentive Plan

*
Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission on request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Legacy Reserves Inc.

Dated: December 17, 2019	By:	/s/ James Daniel Westcott
	Name:	James Daniel Westcott
	Title:	Chief Executive Officer